UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 9, 2014

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24385	39-0971239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive Greenville, Wisconsin 54942
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 9, 2014, the Board of Directors of School Specialty, Inc. (the “Company”) approved amendments to the Company’s Bylaws, and the Bylaws were amended and restated to incorporate the amendments.  The amendments do not require the approval of stockholders.  In summary, the amendments:

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add an advance notice provision describing the process for stockholders to bring business before stockholders’ meetings;

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revise the process for nominating directors;

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conform the quorum requirements for stockholders meetings to the Delaware General Corporation Law;

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remove certain provisions that are no longer applicable as the Company has emerged from bankruptcy;

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conform the number of directors to the Company’s Certificate of Incorporation;

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add the position of Chief Executive Officer and update the descriptions of the other officer positions to reflect such addition as well as to make certain other changes;

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clarify that directors may be compensated for their services in cash or equity based compensation as reasonably determined by the Board of Directors from time to time;

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clarify that the Chairman of the Board is not an officer or employee of the Company;

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conform the Bylaws to current board practices with respect to board qualification, meetings and committees;

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provide that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for certain legal actions; and

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make certain other administrative changes.

The foregoing description of the amendments is qualified in its entirety by reference to the Amended and Restated Bylaws of the Company (effective as of July 9, 2014), filed herewith as Exhibit 3.1(a), and the copy marked to show the amendments, filed herewith as Exhibit 3.1(b), each of which is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1(a)	Amended and Restated Bylaws of School Specialty, Inc. (effective as of July 9, 2014)

3.1(b)	Amended and Restated Bylaws of School Specialty, Inc. (effective as of July 9, 2014) (marked copy)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOOL SPECIALTY, INC.

Dated: July 15, 2014	By: /s/ Kevin Baehler
Kevin Baehler Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1(a)	Amended and Restated Bylaws of School Specialty, Inc. (effective as of July 9, 2014)

3.1(b)	Amended and Restated Bylaws of School Specialty, Inc. (effective as of July 9, 2014) (marked copy)

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